Exhibit 10.13

EXECUTION VERSION

NOTES SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of November 6, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), among Academy, Ltd., a Texas limited partnership (the “Issuer”), each of the entities listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.14 hereof (each such entity being a “Guarantor” and, collectively, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Issuer and each of the Guarantors are party to the Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee (in such capacity, together with any successor trustee, the “Trustee”) and as Collateral Agent, pursuant to which the Issuer issued $400,000,000 aggregate principal amount of its 6.000% Senior Secured Notes due 2027 (the “Notes”), and may from time to time issue additional Notes upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Indenture, each of the Guarantors has agreed to unconditionally and irrevocably guarantee (the “Guarantees”), as primary obligor and not merely as surety, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, the ABL Intercreditor Agreement, dated as of July 2, 2015, and the joinder, dated as of the date hereof, among, inter alios, the Collateral Agent, the Term Loan Collateral Agent and the ABL Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”) governs the relative rights and priorities of the Term Loan Secured Parties (as defined therein), the ABL Secured Parties (as defined therein) and Additional Debt Secured Parties (as defined therein) in respect of the Collateral and the ABL Priority Collateral (and with respect to certain other matters as described therein);

WHEREAS, the First Lien Intercreditor Agreement, dated as of the date hereof, between, inter alios, the Collateral Agent and the Term Loan Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Intercreditor Agreement”) governs the relative rights and priorities of the First Lien Secured Parties (as defined therein) in respect of the Collateral (and with respect to certain other matters as described therein);

WHEREAS, each Grantor is the Issuer or a Guarantor;

WHEREAS, the proceeds of the Notes will be used in part to enable the Issuer to make valuable transfers to the other Grantors in connection with the operation of their respectiev businesses; and

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the sale and issuance of the Notes and the provision of the Guarantees.

NOW, THEREFORE, in consideration of the premises and to induce the Trustee and the Collateral Agent to enter into the Indenture and to induce the Holders to purchase and hold the Notes, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. DEFINED TERMS.

(a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, Chattel Paper, Commercial Tort Claims, Commodity Contract, Deposit Accounts, Documents, Fixtures, Goods, Instruments, Inventory, Letter-of-Credit Right, Securities, Securities Accounts, Security Entitlement, Software, Supporting Obligation and Tangible Chattel Paper.

(c) The following terms shall have the following meanings:

“ABL Priority Collateral” shall have the meaning assigned to that term in the ABL Intercreditor Agreement.

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble hereto.

“Control” shall mean “control,” as such term is defined in Section 9-104 or 9-106, as applicable, of the UCC.

“Copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyrights arising under the laws of the United States, whether as author, assignee, transferee, licensee or otherwise, including copyrights in Software, and (ii) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those U.S. registered copyrights owned by any Grantor and listed on Schedule 1.

“Default” or “Event of Default” shall mean a “default” or “event of default” under the Indenture.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding any Excluded Assets.

“Excluded Assets” shall mean the following:

(1) (x) all leasehold interests in real property and (y) any parcel of real estate and the improvements thereto owned in fee by a Grantor not constituting Mortgaged Property (but not any Collateral located thereon);

(2) motor vehicles and other assets subject to certificates of title, Letter-of-Credit Rights (other than to the extent such rights can be perfected by filing a UCC-1) and Commercial Tort Claims with a claim value of less than the greater of (a) $45,000,000 and (b) 10.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period;

(3) those assets over which the granting of security interests in such assets would be prohibited by applicable law or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code of any applicable jurisdiction, other than proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibitions) or to the extent that such security interests would require obtaining the consent of any Governmental Authority (except to the extent such consent has been obtained) or would result in materially adverse tax consequences as reasonably determined by the Issuer in consultation with the Term Loan Collateral Agent;

(4) margin stock and, to the extent requiring the consent of one or more third parties or prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person (other than Wholly-Owned Subsidiaries that are Restricted Subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction;

(5) those assets as to which the Term Loan Collateral Agent and the Issuer reasonably determine in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the lenders and/or Holders of the security to be afforded thereby;

(6) any intent-to-use trademark application filed in the United States Patent and Trademark Office prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(7) any contract, lease, license or other agreement or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement permitted under the Senior Credit Facilities and/or the Indenture, as the case may be, in each case, to the extent that a grant of a security interest therein would violate or invalidate such contract lease, license or agreement or purchase money, Capitalized Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than a Grantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition; and

(8) any property that is subject to a Lien permitted pursuant to clause (17) of the definition of “Permitted Liens” in the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for Indebtedness subject to such Lien) prohibits the creation of any other Lien on such property or creates a right of termination in favor of any other party thereto (other than a Grantor) as a result of the creation of any such Lien;

provided further that proceeds and products from any and all of the foregoing that would constitute Excluded Assets shall also not be considered Collateral and proceeds and products from any and all of the foregoing that do not constitute Excluded Assets shall be considered Collateral.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder.

“Grantors” shall mean the Issuer and the Guarantors, and “Grantor” shall mean each of them.

“Intellectual Property” shall mean all U.S. intellectual property, including all (i) (a) Patents, inventions, processes, developments, technology and know-how; (b) Copyrights, graphics, advertising materials, labels, package designs and photographs; (c) Trademarks; (d) trade secrets, designs, intellectual property rights in Software, data, databases and confidential, proprietary or non-public information; and (e) all other intellectual property rights, and (ii) all rights, priorities and privileges related thereto and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds therefrom.

“Intercreditor Agreement” means the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement and/or, if executed, any Junior Lien Intercreditor Agreement, as the context may require (each, an “Intercreditor Agreement” and collectively, the “Intercreditor Agreements”).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Commodity Contracts of any Grantor (other than Excluded Stock and Stock Equivalents).

“Notes Documents” shall mean the collective reference to the Indenture, the Notes, the Guarantee and the Security Documents (as defined in the Indenture).

“Obligations” shall mean the Notes Obligations (as defined in the Indenture).

“Patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person and arising under the laws of the United States: (a) all patents and pending applications in the United States Patent and Trademark Office, and (b) all reissues, reexaminations, continuations, divisionals, continuations-in-part, or extensions thereof, and the inventions, discoveries or designs disclosed or claimed therein, including those U.S. patents and applications therefor owned by any Grantor and listed on Schedule 2.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or injury to the goodwill associated with or symbolized thereby, (iii) past, present or future infringement of any Copyright now or hereafter owned by any Grantor and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Intellectual Property” shall mean all Copyrights, Patents and Trademarks issued by, registered with, renewed by or the subject of a pending application before the United States Patent and Trademark Office or the United States Copyright Office.

“Secured Parties” shall mean the “Notes Secured Parties” as defined in the Indenture.

“Security Agreement” shall have the meaning provided in the preamble hereto.

“Security Interest” shall have the meaning provided in Section 2.

“Short-form Intellectual Property Security Agreement” shall have the meaning assigned to such term in Section 3.2(b).

“Termination Date” shall have the meaning provided in Section 6.5(a).

“Trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person and arising under the laws of the United States: (i) all trademarks, service marks, trade names, brand names, domain names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source or business identifiers and designs, all registrations and recordings thereof (if any), and all registrations and applications filed in connection therewith in the United States Patent and Trademark Office or any similar offices in any State of the United States, and all extensions or renewals thereof, including those U.S. registered trademarks and applications therefor owned by any Grantor and listed on Schedule 3 hereto, and (ii) all goodwill associated therewith or symbolized thereby.

“UCC” shall mean the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York; provided, however, that, in the event that, by reason of any provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

Sections 1.01, 1.13 and 1.14 of the Indenture are incorporated herein by reference, mutatis mutandis.

2. GRANT OF SECURITY INTEREST.

(a) Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims described on Schedule 4 (as such Schedule may be amended from time to time);

(iv) all Documents;

(v) all Equipment, Fixtures and Goods;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all cash and Deposit Accounts;

(xii) all Supporting Obligations;

(xiii) all books and records pertaining to the Collateral; and

(xiv) the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided that the Collateral (or any defined term used in the definition thereof) for any Obligations shall not include any (x) Excluded Stock and Stock Equivalents with respect to such Obligations or (y) Excluded Assets; provided, however, that Collateral shall include any Proceeds, substitutions or replacements of any assets referred to in the foregoing clauses (x) and (y) (unless such Proceeds, substitutions or replacements would constitute assets referred to in clause (x) or (y)).

(b) Each Grantor hereby irrevocably authorizes (but does not obligate) the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the applicable Grantors, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices appropriate to perfect the Security Interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets”, “all assets now owned or hereafter acquired” or words of similar effect, provided that with respect to fixtures the Collateral Agent shall only file or record financing statements in the jurisdiction of organization of a Grantor, except in connection with a Mortgage. Each Grantor hereby also authorizes, but does not obligate, the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.

Subject to the limitations contained herein and in the Indenture, each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Collateral Agent is further authorized (but not obligated) to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), with the signature of each applicable Grantor, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent, as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

No perfection through control, control agreements or other control arrangements (other than delivery of certificated Equity Interests and Instruments to the extent required hereunder and control over Collateral Account) shall be required, including with respect to Deposit Accounts, Securities Accounts and Commodities Accounts; provided that, to the extent any Deposit Accounts and Securities Accounts are under the control of the collateral agent under the ABL Credit Agreement at any time pursuant to the terms of the ABL Intercreditor Agreement, the collateral agent under the ABL Credit Agreement shall act as agent and gratuitous bailee for the Collateral Agent for the purpose of perfecting the Collateral Agent’s liens in such Deposit Accounts and Security Accounts.

3. REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party on the date hereof that:

3.1 Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement and the Pledge Agreement and (b) the Liens permitted by the Indenture (and which, in the case of Liens permitted in respect of the ABL Credit Agreement and the Term Loan Facility, are subject to the Intercreditor Agreements, as applicable), such Grantor owns, or has valid leaseholds in or the right to use, each item of the Collateral free and clear of any and all Liens. To the knowledge of such Grantor, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (ii) are permitted by the Indenture (and which, in the case of Liens permitted in respect of the ABL Credit Agreement and the Term Loan Facility, are subject to the Intercreditor Agreements, as applicable) or (iii) relate to obligations no longer outstanding or are in respect of commitments to lend which have been terminated and, in each case, with respect to which the Grantors have provided to the Collateral Agent a payoff letter and UCC-3 termination statements and other releases as required by applicable law and satisfactory to the Collateral Agent.

3.2 Perfected Liens.

(a) After giving effect to the Transactions, this Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral (with respect to Collateral consisting of Capital Stock of Foreign Subsidiaries, Stock Equivalents issued by Foreign Subsidiaries and Indebtedness of Foreign Subsidiaries, to the extent the enforceability of such Security Interest is governed by the UCC), subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally, general equitable principles, and principles of good faith and fair dealing.

(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (to the extent perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph) in favor of the Collateral

Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) with respect to Collateral in which perfection can be obtained by filing a financing statement, the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) with respect to Instruments, Chattel Paper, Certificated Securities and negotiable Documents, delivery to the Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer in blank and (C) with respect to Intellectual Property that is not Excluded Assets, completion or recordation of the filing of a fully executed agreement substantially in the form of Annex B hereof (the “Short-form Intellectual Property Security Agreement”) and containing a description of all Collateral constituting Registered Intellectual Property in the United States Patent and Trademark Office, with respect to U.S. registered and applied for Patents and Trademarks, within 90 days from the execution date of such Short-form Intellectual Property Security Agreement, or in the United States Copyright Office, with respect to U.S. registered Copyrights, within thirty (30) days from the execution date of such Short-form Intellectual Property Security Agreement, as applicable and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.12 of the Indenture (and which, in the case of Liens permitted in respect of the ABL Credit Agreement and the Term Loan Facility, are subject to the Intercreditor Agreements, as applicable).

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement or the Pledge Agreement by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings approved or required by United States federal government offices with respect to Registered Intellectual Property under applicable United States law, (iii) delivery to the Collateral Agent (or its bailee) to be held in its possession of all Collateral consisting of (y) Pledged Shares and Pledged Debt (each as defined in the Pledge Agreement) and (z) Tangible Chattel Paper, Instruments or Certificated Securities (other than Pledged Shares and Pledged Debt) with a fair market value in excess of the greater of (a) $45,000,000 and (b) 10% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period; and (iv) actions to perfect a security interest in Commercial Tort Claims to the extent set forth in Section 4.1(f). No additional actions shall be required hereunder with respect to any assets that are located outside of the United States or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets; it being understood, for the avoidance of doubt, that there shall be no requirement to execute any security agreement or pledge agreement governed by the laws of any non-U.S. jurisdiction.

(d) It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

3.3 Schedules

(a) As of the Closing Date, Schedule 1 sets forth a true and complete list of all of each Grantor’s United States registered and applied for Copyrights, including the name of the registered owner and the registration number.

(b) As of the Closing Date, Schedule 2 and Schedule 3 set forth a true and complete list of all of each Grantor’s Patents and Trademarks, respectively, applied for or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each United States Patent or United States registered Trademark owned by each Grantor.

(c) As of the Closing Date, Schedule 5(a) sets forth, with respect to each Grantor, (i) its exact legal name, as such name appears in its respective certificate of incorporation or formation or any other organizational document filed in its jurisdiction of incorporation, formation or organization, (ii) its type of organization, (iii) its organizational identification number, if any, (iv) its jurisdiction of formation and (v) the address of its chief executive office. As of the Closing Date, set forth in Schedule 5(b) hereto is a list of (w) any other corporate or organizational legal names each Grantor has had, together with the date of the relevant change, (x) all other names used by each Grantor, (y) any other business or organization to which each Grantor became the successor by merger, consolidation or acquisition, (other than any merger or consolidation with, or acquisition from, any other Grantor), and in each case to the extent such merger, consolidation or acquisition exceeded the greater of (a) $45,000,000 and (b) 10% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period, and any changes in the form, nature or jurisdiction of organization or otherwise, and (z) all other names used by each Grantor on any filings with the Internal Revenue Service, in the case of each of clauses (w) through (z), at any time in the past five years. As of the Closing Date, except as set forth in Schedule 5(c), no Grantor has changed is jurisdiction of organization at any time during the past four months.

4. COVENANTS.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Termination Date:

4.1 Maintenance of Perfected Security Interest; Further Documentation.

(a) Except as otherwise permitted in the Notes Documents, such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.2(b) and shall use commercially reasonable efforts to defend such Security Interest against the material claims and demands of all Persons (except to the extent that the Agent and the Issuer agree that the cost of such defense is excessive in relation to the benefit to the Secured Parties of the security interest and priority), in each case other than a Security Interest in assets of such Grantor subject to a disposition permitted by the Indenture to a Person that is not a Grantor, and in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Collateral Agent and the Holders from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith to the extent provided to the Term Loan Collateral Agent under the security agreement relating to the Term Loan Facility (acting at the direction of the Holders).

(c) Such Grantor will (A) furnish to the Collateral Agent at the time of the delivery of the financial statements provided for in Section 10.09(a) of the Indenture: a schedule setting forth any new or additional Registered Intellectual Property owned by any Grantor, which has not been previously disclosed to the Collateral Agent, following the Closing Date (or following the date of the last supplement provided to the Collateral Agent pursuant to this Section 4.1(c)), all in reasonable detail, and (B) within thirty (30) days following the delivery of such financial statements, execute and file appropriate supplement agreements in substantially the same form as the Short-form Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, evidencing the Collateral Agent’s security interest in such new or additional Registered Intellectual Property.

(d) Subject to clause (e) below, Section 3.2(c) and Section 4.1(a), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which, subject to the terms of the Intercreditor Agreements the Collateral Agent may reasonably request (acting at the direction of the Holders), in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(e) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Indenture to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Indenture to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Indenture and this Section 4.1.

(f) As of the date hereof, each Grantor hereby represents and warrants that it holds no Commercial Tort Claims with a claim value of the greater of (a) $45,000,000 and (b) 10% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period, or more, other than those listed in Schedule 4. If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a claim value of the greater of (a) $45,000,000 and (b) 10% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period, or more, such Grantor shall promptly (and in any event within thirty (30) days upon obtaining knowledge thereof, or such longer period as the Collateral Agent (acting at the direction of the Holders) may reasonably agree) notify the Collateral Agent in a writing signed by such Grantor of the brief details thereof which writing shall serve to supplement Schedule 4 hereto.

(g) With respect to each material item of its Intellectual Property included in the Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office, to (i) maintain the validity and enforceability of such material Intellectual Property and maintain such material Intellectual Property in full force and effect, and (ii) pursue the registration and maintenance of each material patent, trademark or service mark registration or application, or copyright registration or application, now or hereafter included in such material Intellectual Property of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, and the payment of maintenance fees. Each Grantor shall take all commercially reasonable steps which it, or the Collateral Agent (during the continuation of an Event of Default acting at the direction of the Holders), deems reasonable and appropriate under the circumstances to preserve and protect each material item of its Intellectual Property included in the Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the material Trademarks, at least consistent with the quality of the products and services as of the date hereof, and taking all commercially reasonable steps to ensure that all licensed users of any of the material Trademarks use such consistent standards of quality. Notwithstanding the foregoing or any other provision of this Security Agreement, nothing in this Security Agreement prevents or shall be deemed to prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

4.2 Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent promptly (and in any event within thirty (30) days (or such longer period as the Collateral Agent may reasonably agree) of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or, if not a registered organization, location for purposes of the UCC, (iii) in its type of organization or corporate structure which would impair the perfection and priority of the Security Interest granted hereby; or (iv) in its organizational identification number (if any). Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph and, subject to Section 3.2(c), take all other action reasonably necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

5. REMEDIAL PROVISIONS.

5.1 Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Issuer and any other relevant Grantor, the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that the Collateral Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent (acting at the direction of the Holders) may require in connection with such test verifications. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default and after giving reasonable prior notice to the Issuer and any other relevant Grantor. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.4 and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Indenture and the Intercreditor Agreements, each Grantor shall deliver to the Collateral Agent all original (if available) and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original (if available) orders, invoices and shipping receipts.

(d) Each Grantor hereby grants to the Collateral Agent, to be exercised solely upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Indenture and the Intercreditor Agreements, solely for the purpose of enabling Agent to exercise rights and remedies under this Article 5, and solely to the extent such grant would not constitute or result in the abandonment, termination, acceleration, invalidation of or rendering unenforceable any right, title or interest therein or result in a breach of the terms of, or constitute a breach or default under such Intellectual Property, a non-exclusive, fully paid-up, royalty-free, worldwide license to use, license or sublicense (on a non-exclusive basis) any of the Intellectual Property included in the Collateral and now owned or hereafter acquired by such Grantor (subject to the rights of any person or entity under any pre-existing license or other agreement); provided, however, that nothing in this Section 5.1 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach of default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted with respect to such property, provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to reasonable quality control standards applicable to each such Trademark as in effect as of the date such licenses hereunder are granted. Any license granted pursuant to this Section 5.1(d) shall be exercisable solely during the continuance of an Event of Default.

5.2 Communications with Secured Parties; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Indenture and the Intercreditor Agreements, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Indenture and the Intercreditor Agreements, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Unless the Collateral Agent has expressly in writing assumed the obligations and liabilities with respect thereto, and released the Grantors therefrom, neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or time.

5.3 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent, subject to the terms of the Indenture and the Intercreditor Agreements, so requires by notice in writing to the relevant Grantor, all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds. Subject to the Indenture and the Intercreditor Agreements then in effect, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order set forth in Article Five of the Indenture.

If, despite the provisions of this Security Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Security Agreement, such Secured Party shall, hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 5.4.

5.5 Code and Other Remedies. Subject to the terms of the Indenture and the Intercreditor Agreements, if an Event of Default shall occur and be continuing, and after giving prior notice to the Issuer and any applicable Grantor, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board, office of the Collateral Agent or any Secured Party or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of such Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4. The Collateral Agent shall incur no liability as a result of the sale (whether public or private) of the Collateral or any part thereof at any sale pursuant to this Security Agreement conducted in a commercially reasonable manner. Each of the Grantors and Secured Parties hereby waive any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Grantors and Secured Parties hereby agree that in respect of any sale of any of the Collateral pursuant to the terms hereof, Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Grantors and Secured Parties further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Pledgors or Secured Parties for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency (in each case subject to the limitations set forth in Sections 6.07 and 14.08 of the Indenture).

5.7 Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Indenture, the other Notes Documents and any other documents executed and delivered in connection therewith may, in accordance with Article Nine of the Indenture, be amended, modified, supplemented or terminated, in whole or in part, from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Grantor or any other Person or any release of any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. THE COLLATERAL AGENT.

6.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, and shall automatically terminate with respect to such Grantor on the Termination Date or, if sooner, upon the termination or release of such Grantor hereunder pursuant to Section 6.5, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or advisable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the Issuer and any applicable Grantor of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account constituting Collateral or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) upon at least three (3) Business Days’ prior written notice, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than taxes not required to be discharged under the Indenture and other than Permitted Liens);

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 14.10 of the Indenture;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding with respect to the Collateral and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral); and

(xii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing and after the expiration of any notice periods otherwise required hereunder or under any other Notes Document.

(b) Subject to any limitations of the Collateral Agent to take actions as set forth in clause (a), if any Grantor fails to perform or comply with any of its agreements contained herein within a reasonable period of time after the Collateral Agent has requested it to do so, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable and documented out-of-pocket expenses of the Collateral Agent, in each case subject to the limitations on reimbursement of costs and expenses set forth in Sections 6.07 and 14.08 of the Indenture, incurred in connection with actions undertaken as provided in this Section 6.1 , shall be payable by such Grantor to the Collateral Agent within ten (10) Business Days of receipt by the Issuer of an invoice setting forth such expense in reasonable detail.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to exercise reasonable care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment in accordance with the Collateral Agent’s standard of care set forth herein and in the Indenture. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own respective gross negligence or willful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Grantor in connection therewith, nor shall the Collateral Agent be responsible or liable to the Secured Parties for any failure to monitor or maintain any portion of the Collateral.

6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreements and the Indenture, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5 Continuing Security Interest; Assignments Under the Indenture; Release.

(a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, endorsees, transferees and assigns permitted under the Indenture until the date on which all Obligations (other than, in each case, any contingent indemnity obligations not then due) shall have been satisfied by payment in full (such date, the “Termination Date”), notwithstanding that from time to time during the term of the Indenture, the Grantors may be free from any Obligations.

(b) A Grantor shall automatically be released from its obligations hereunder as it relates to the Obligations if it ceases to be a Grantor in accordance with Article Eight and Section 12.08 of the Indenture.

(c) The Security Interest granted hereby in any Collateral shall automatically be released as it relates to the Obligations (i) to the extent provided in Article Fourteen of the Indenture and (ii) upon the effectiveness of any written consent to the release of the Security Interest granted hereby in such Collateral pursuant to Article Nine of the Indenture. Any such release in connection with any sale, transfer or other disposition of such Collateral permitted under the Indenture to a Person that is not a Grantor shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interest created hereby.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release subject to the Collateral Agent’s receipt of a certification by the Issuer and the applicable Grantor stating that such transaction is in compliance with the Indenture and the other Notes Documents and all conditions precedent to such transaction have been satisfied (upon which the Collateral Agent may conclusively rely). Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6 Reinstatement. Each Grantor further agrees that, if any payment made by any Grantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other Person, including any Grantor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. COLLATERAL AGENT AS AGENT.

(a) The Bank of New York Mellon Trust Company, N.A. has been appointed to act as the Collateral Agent under the Indenture. The Collateral Agent shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement, and the Indenture, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Holders. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof and under the Indenture, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, except to the extent specifically set forth in Section 5 of the Guarantee, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the applicable Holders and Secured Parties in accordance with the terms of this Section 7(a), the Indenture and the Intercreditor Agreements.

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Indenture. Written notice of resignation by the Collateral Agent pursuant to Article Fourteen of the Indenture shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Article Fourteen of the Indenture shall also constitute appointment of a successor Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Collateral Agent under Article Fourteen of the Indenture by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, upon payment of all sums owed to it, under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

(c) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable to any party for any action taken or omitted to be taken by any of them under or in connection with this Security Agreement or any Security Document (except for its or such other Person’s own gross negligence or willful misconduct, as determined in a final non-appealable judgment of a court of competent jurisdiction).

8. MISCELLANEOUS.

8.1 Intercreditor Agreements. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of any Intercreditor Agreement then in effect. In the event of any conflict between the terms of any Intercreditor Agreement then in effect and the terms of this Security Agreement, the terms of such Intercreditor Agreement shall govern and control. No right, power or remedy granted to the Collateral Agent hereunder shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent, in contravention of the Indenture or any such Intercreditor Agreement. So long as the ABL Intercreditor Agreement is outstanding, any requirement in this Security Agreement to deliver any ABL Priority Collateral to the Collateral Agent (or any representation or warranty having the effect of requiring the same) shall be deemed satisfied (or any such representation or warranty shall be deemed true) by delivery of such ABL Priority Collateral to the ABL Collateral Agent. So long as the First Lien Intercreditor Agreement is outstanding, any requirement in this Security Agreement to deliver Term Loan Priority Collateral to the Collateral Agent (or any representation or warranty having the effect of requiring the same) shall be deemed satisfied (or any such representation or warranty shall be deemed true) by delivery of such Term Loan Priority Collateral to the Controlling Collateral Agent (as defined in the First Lien Intercreditor Agreement).

8.2 Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Article Nine of the Indenture.

8.3 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Sections 1.06 and 1.07 of the Indenture. All communications and notices hereunder to (i) any Grantor shall be given to it in care of the Issuer at Issuer’s address set forth on Section 1.06 of the Indenture. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communications sent to the Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Collateral Agent by the authorized representative), in English. Each Grantor and Noteholder (by acceptance of the Notes) agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Collateral Agent, including without limitation the risk of Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

8.4 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.5 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay any and all reasonable and documented out of pocket expenses (including all reasonable and documented fees and disbursements of counsel, experts, nominees and agents) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel or relevant experts in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement, in each case subject to the limitations on reimbursement of costs and expenses set forth in Sections 6.07 and 14.08 of the Indenture.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement (including enforcing the indemnity obligation set forth herein) to the extent the Guarantors would be required to do so pursuant to Sections 6.07 and 14.08 of the Indenture.

(c) The agreements in this Section 8.5 shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Notes Documents and the resignation or removal of the Collateral Agent.

8.6 Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Indenture.

8.7 Counterparts. This Security Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Security Agreement. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

8.8 Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.9 Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Security Agreement together with the other Notes Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth herein or in the other Notes Documents.

8.11 GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Notes Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages; and

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

Each of the Grantors hereby irrevocably and unconditionally agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.3 or at such other address of which the Collateral Agent shall have been notified pursuant thereto.

8.13 Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Notes Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Notes Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Notes Documents or otherwise exists by virtue of the transactions contemplated hereby among the Holders and any other Secured Party or among the Grantors and the Holders and any other Secured Party.

8.14 Additional Grantors. Each Subsidiary that is required to become a party to this Security Agreement pursuant to the Indenture shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER NOTES DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.16 Collateral Agent Capacity. The Bank of New York Mellon Trust Company, N.A., is executing this Security Agreement, not in its individual capacity but solely in its capacity as Collateral Agent under that certain Indenture dated as of November 6, 2020. In acting hereunder, the Collateral Agent shall be entitled to all the rights, powers, protections, immunities, and indemnities afforded to it under the Indenture as if the same were set forth herein, mutatis mutandis. The permissive rights, benefits and powers granted to the Collateral Agent hereunder (including the power to exercise any remedies following an Event of Default) shall not be construed as duties. All discretionary acts hereunder (including the exercise of any remedies) shall be taken by the Collateral Agent pursuant and subject to the terms of the Indenture (including the Collateral Agent’s right to be adequately indemnified and directed). The Collateral Agent shall be entitled to exercise its rights, powers and duties hereunder through agents, experts or designees and shall not be responsible for the acts of any such parties appointed with due care. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no responsibility for preparing, recording, filing, re-recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to this Security Agreement, the Indenture or any Note Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

ACADEMY, LTD.,
as Grantor

By:	Academy Managing Co., L.L.C., its
General Partner

By:	/s/ Rene Casares
	Name:	Rene Casares
	Title:	Senior Vice President and General Counsel

NEW ACADEMY HOLDING COMPANY, LLC,
as Grantor

By:	/s/ Rene Casares
	Name:	Rene Casares
	Title:	Senior Vice President and General Counsel

ACADEMY MANAGING CO., L.L.C.,
as Grantor

By:	/s/ Rene Casares
	Name:	Rene Casares
	Title:	Senior Vice President and General Counsel

ASSOCIATED INVESTORS, L.L.C.,
as Grantor

By:	/s/ Rene Casares
	Name:	Rene Casares
	Title:	Senior Vice President and General Counsel

[Signature Page for Notes Security Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

[Signature Page for Notes Security Agreement]